UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007 (April 20, 2007)

RENAISSANCE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33258	20-4720414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 East Sample Road, Suite 400, Pompano Beach, Florida	33064
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 784-3031

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 20, 2007, the board of directors of Renaissance Acquisition Corp. (the "Company") appointed Richard A. Bloom as President and Chief Operating Officer of the Company. Mr. Bloom had served as the Company's Chief Operating Officer since the completion of the Company's initial public offering on February 1, 2007.

From 1999 to 2006, Mr. Bloom served in various positions at Marietta Corporation, most recently as its President and Chief Executive Officer and prior to that, its Chief Operating Officer. From 1996 to 2004, Mr. Bloom was a director and President of BFMA Holding Corporation, a private holding company which owned and operated Marietta Corporation until 2004. Since 2003, Mr. Bloom has served as a director and Vice Chairman of Caswell Massey Ltd. Mr. Bloom was a founder of the investment and merchant bank Imperial Capital, LLC, which focused on middle-market buyouts, financings and mergers and acquisitions, and from 1997 through 1999 served as a principal and the head of corporate finance. From 1992 through 1997, Mr. Bloom served as Managing Director and various other positions for Dabney/Resnick, Inc., a boutique investment bank, where he focused on micro-cap financing, bridge lending, merchant banking and M and A transactions. Prior to that, Mr. Bloom served as an analyst for Donaldson, Lufkin and Jenrette (DLJ). Mr. Bloom is also a member of RAC Partners, LLC which owns securities of the Company. Mr. Bloom received a B.S.E. summa cum laude from the Wharton School of Business at the University of Pennsylvania.

For a complete discussion regarding certain relationships and related transactions, see the section entitled "Certain Transactions" contained in the Company's prospectus dated January 29, 2007, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 24, 2007	RENAISSANCE ACQUISITION CORP.

	By:	/s/ Barry W. Florescue
	Name:	Barry W. Florescue
	Title:	Chief Executive Officer